INFORMATION STATEMENT

                    DYNAMIC ASSOCIATES, INC.
            7373 North Scottsdale Road, Suite B-169
                   Scottsdale, Arizona  85253

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     This Information Statement is being furnished in connection with the distribution (the "Distribution") to holders of common stock of Dynamic Associates, Inc. ("Dynamic") of all of the outstanding shares of common stock, $0.001 par value per share (the "Company Common Stock"), of MW Medical, Inc. (the "Company") pursuant to the terms of a Contribution Agreement, Plan and Agreement of Reorganization and Distribution between Dynamic and the Company, to be dated as of March 11, 1998 ("Contribution Agreement"). Upon the effectiveness of the Distribution, the Company will own the microwave technologies businesses currently owned by Dynamic and separately managed as Microwave Medical Corporation and P&H Laboratories, Inc. See "Certain Investment Considerations and Risk Factors" and "Business of the Company."

     Shares of Company Common Stock will be distributed to holders of Dynamic common stock of record as of the close of business on February 25, 1998 (the "Record Date"). Each such holder will receive one share of Company Common Stock for every one share of Dynamic common stock held on the Record Date. The Distribution is scheduled to occur at 12:01 a.m. on March 11, 1998 (the "Distribution Date"). No consideration will be paid by Dynamic shareholders for shares of Company Common Stock. There is no current trading market for Company Common Stock, although a market is expected to develop subsequent to the Distribution Date. Application will be made for listing the shares on the National Association of Securities Dealers Automated Quotations System (NASDAQ), as a Bulletin Board Company security.

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NO SHAREHOLDER APPROVAL OF THE DISTRIBUTION IS REQUIRED OR SOUGHT.
WE ARE  NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION.


THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

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     Shareholders of Dynamic with inquiries related to the Distribution should contact Grace Sim, Secretary, Dynamic Associates, Inc., 7373 North Scottsdale Road, Suite B-169, Scottsdale, Arizona, 85253, telephone: (602) 483-8700; or the Company's stock transfer agent, National Stock Transfer, 3098 South Highland Drive, Suite 485, Salt Lake City, Utah 84106 telephone: (801) 485-7978.

          The date of this Information Statement is February 25, 1998.

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                       TABLE OF CONTENTS

                                                                           Page
SUMMARY OF CERTAIN INFORMATION                                                1
     The Distribution                                                         1

INTRODUCTION                                                                  3

THE DISTRIBUTION                                                              3
     Reasons for the Distribution                                             3
     Distribution Agent                                                       4
     Manner of Effecting the Distribution                                     4
     Results of the Distribution                                              4
     Certain Federal Income Tax Consequences of the Distribution              5
     Listing and Trading of Shares of Company Common Stock                    6
     Dividend Policy                                                          7
     Relationship Between Dynamic and the Company After the Distribution      7
     Reasons for Furnishing the Information Statement                         7

FINANCING                                                                     7

CERTAIN INVESTMENT CONSIDERATIONS AND RISK FACTORS                            8
     Lack of Operating History as an Independent Entity                       8
     Industry Concentration                                                   9
     No Prior Public Market for Common Stock                                  9
     Dividend Policy                                                          9
     Possible Anti-takeover Effects of Certain Articles and By-Law            9
        Provisions, Nevada Law, Certain Agreements and the Rights Plan

SELECTED UNAUDITED HISTORICAL AND PRO FORMA FINANCIAL DATA                 10

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS                                                        17

BUSINESS OF THE COMPANY                                                      17
     General                                                                 18
     Principal Services and Products                                         19
     Sales and Marketing                                                     19
     Competition                                                             19
     Research and Development                                                19
     Environmental Compliance                                                19
     Employees                                                               19
     Properties                                                              19
     Legal Proceedings                                                       19
     Transactions and Agreements Between the Company and Dynamic             20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS                              20

MANAGEMENT OF THE COMPANY                                                    21
     Directors                                                               22
     Directors' Compensation                                                 22
     Executive Officers                                                      22

EXECUTIVE COMPENSATION                                                       23
     Historical Compensation                                                 23

DESCRIPTION OF COMPANY CAPITAL STOCK                                         24
     Authorized Capital Stock                                                24
     Common Stock                                                            24
     Transfer Agent                                                          24

PURPOSES AND EFFECTS OF CERTAIN PROVISIONS OF THE COMPANY'S                 25
   ARTICLES OF INCORPORATION, BY-LAWS AND NEVADA STATUTORY LAW
     General                                                                 25
     Number of Directors; Removal; Vacancies                                 25
     Shareholder Action by Written Consent; Special Meetings                 25
     Advance Notice for Raising Business or Making Nominations at Annual     25
       Meetings
     Amendments to the Articles of Incorporation                             25
     Amendment to By-Laws                                                    26
     Additional Common Stock                                                 26

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS OF                   26
THE COMPANY
     Limitation on Liability of Directors                                    26
     Indemnification and Insurance                                           26

AVAILABLE INFORMATION                                                        27

APPENDIX A   ARTICLES OF INCORPORATION OF MW MEDICAL, INC.

APPENDIX B   BY-LAWS OF MW MEDICAL, INC.

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                 SUMMARY OF CERTAIN INFORMATION

     THIS SUMMARY IS QUALIFIED BY THE MORE DETAILED INFORMATION SET FORTH ELSEWHERE IN THIS INFORMATION STATEMENT, WHICH SHOULD BE
READ IN ITS ENTIRETY. CAPITALIZED TERMS USED BUT NOT DEFINED
IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS INFORMATION
STATEMENT.

Distributing Company               The Distribution will be made by Dynamic
                                   Associates, Inc., a Nevada corporation
                                   ("Dynamic").  References herein to Dynamic
                                   include its consolidated subsidiaries except
                                   where the context otherwise requires.
Distributed Company                MW Medical, Inc., a Nevada corporation (the
                                   "Company"), which will own the microwave
                                   technologies businesses currently owned by
                                   Dynamic, Microwave Medical Corporation and
                                   P&H Laboratories, Inc. (the "Technologies
                                   Business")("MMC" and "P&H").
                                   The Company will design, develop, manufacture
                                   and market its products primarily for
                                   customers with operations in the United
                                   States, Canada and Mexico.  See "Certain
                                   Investment Considerations and Risk Factors"
                                   and "Business of the Company."  References
                                   herein to the Company prior to the
                                   Distribution means MW Medical, Inc., a
                                   subsidiary of Dynamic, conducting the
                                   Technologies Business as Microwave Medical
                                   Corporation and P&H Laboratories, Inc.
Distribution Ratio                 One share of Company Common Stock for every
                                   one share of Dynamic common stock held on the
                                   Record Date.
Securities to be Distributed       Based on 14,223,929 shares of Dynamic common
                                   stock outstanding on February 25, 1998,
                                   approximately 409 shares of Company
                                   Common Stock (the "Shares") will be
                                   distributed pursuant to the terms of a
                                   Contribution Agreement, Plan and Agreement of
                                   Reorganization and Distribution between
                                   Dynamic and the Company, to be effective as
                                   of the Distribution Date.  The Shares to be
                                   distributed will constitute all of the
                                   outstanding shares of the Company immediately
                                   after the Distribution.
Record Date                        February 25, 1998 (close of business).
Distribution Date                  March 11, 1998 (12:01 a.m. Mountain Standard
                                   Time).
Tax Consequences                   For federal income tax purposes, the
                                   Distribution will be treated as a dividend to
                                   Dynamic shareholders to the extent of the
                                   earnings and profits of Dynamic. Dynamic
                                   expects to have earnings and profits
                                   sufficient to cause the distribution to be a
                                   dividend.  Each shareholder is urged to seek
                                   independent tax counsel regarding the impact
                                   of the Distribution.  See "The Distribution -
                                   Certain Federal Income Tax Consequences of
                                   the Distribution."
Trading Market and Symbol          The shares will be traded on the NASDAQ
                                   Bulletin Board market.
                                   Application will be made by Dynamic prior to
                                   the distribution.  At this time no symbol has
                                   been selected.
Distribution Agent and Transfer    National Stock Transfer, 3098 South Highland
  Agent for the Shares             Drive, Suite 485, Salt Lake City, Utah 84106.
Dividends                          The Company does not intend to pay cash
                                   dividends on the Company Common Stock in the foreseeable future; rather, it is currently anticipated that any Company earnings will be retained for use in its business. The future payment of dividends will depend on business decisions that will be made by the Board of Directors from time to time based on the results of operations and financial condition of the Company and such other business considerations as the Board of Directors considers relevant. The Company believes it will be adequately funded in light of its anticipated capital expenditure, working capital and operating expenditure

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
                                   requirements following the Distribution.
                                   See "The Distribution --  Dividend Policy"
                                   and "Financing."
Certain Factors                    See "Certain Investment Considerations and
                                   Risk Factors" for a discussion of certain
                                   factors that should be considered in
                                   connection with the Shares received in the
                                   distribution.
Anti-Takeover Provisions           The Articles of Incorporation and By-Laws of
                                   the Company, as well as the Company's
                                   shareholder rights plan and Nevada statutory
                                   law, contain provisions that may have the
                                   effect of discouraging an acquisition of
                                   control of the Company not approved by its
                                   Board of Directors.  These provisions have
                                   been designed to enable the Company to
                                   develop its business and foster its long-term
                                   growth without disruptions caused by the
                                   threat of a takeover not deemed by the Board
                                   of Directors to be in the best interests of
                                   the Company and its shareholders.  Such
                                   provisions, may also have the effect of
                                   discouraging third parties from making
                                   proposals involving and acquisition or change
                                   of control of the Company, although such
                                   proposals, if made, might be considered
                                   desirable by a majority of the Company's
                                   shareholders.  Such provisions could further
                                   have the effect of making it more difficult
                                   for third parties to cause the replacement
                                   of the current management of the Company
                                   without the concurrence of the Board of
                                   Directors.  See "Certain Investment
                                   Considerations and Risk Factors -- Possible
                                   Anti-Takeover Effects of Certain Articles and
                                   By-Law Provisions, Nevada Law, Certain
                                   Agreements and the Rights Plan," "Business of
                                   the Company -- Transactions and Agreements
                                   Between the Company and Dynamic,"
                                   "Description of Company Capital Stock,"
                                   "Purposes and Effects of Certain Provisions
                                   of the Company's Articles of Incorporation,
                                   By-Laws and Nevada Statutory Law" and "Rights
                                   Plan."
Principal Office of Company        MW MEDICAL, INC., 7373 North Scottsdale Road,
                                   Suite B-169, Scottsdale, Arizona, 85253,
                                   telephone: (602) 483-8700 prior to the
                                   Distribution and (602) 483-8700 following the
                                   Distribution at the same address.
Relationship after Distribution    Dynamic will have no stock ownership interest
                                   in the Company after the Distribution.  The
                                   Company and Dynamic will have entered into a
                                   Contribution Agreement, however, for the
                                   purpose of giving effect to the distribution
                                   and defining their ongoing relationships.
                                   This Contribution Agreement provides for the
                                   transfer to the Company of substantially all
                                   of the assets and liabilities of the
                                   Technologies Business, pursuant to which
                                   Dynamic generally will indemnify the Company
                                   against liabilities, litigation and claims
                                   arising out of all Dynamic operations not
                                   transferred to the Company, and the Company
                                   generally will indemnify Dynamic against
                                   liabilities, litigation and claims arising
                                   out of the Technologies Business.   See "The
                                   Distribution -- Relationship Between Dynamic and the Company After the Distribution" and "Business of the Company -- Transactions and
                                   Agreements Between the Company and Dynamic."

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

                              INTRODUCTION

     The Company will own the microwave technologies business (the "Technologies Business") currently owned by Dynamic Associates, Inc. ("Dynamic") and operated as P&H Laboratories, Inc. and Microwave Medical Corporation (the "Technologies Division"). The Technologies Division is a leader in the microwave technologies field with operations in the United States. See "Certain Investment Considerations and Risk Factors" and "Business of the Company." Immediately prior to the Distribution (as defined below) and pursuant to the terms of a Contribution Agreement, Plan and Agreement of Reorganization and Distribution between Dynamic and the Company (the "Contribution Agreement"), to be effective as of the Distribution Date (as defined below), the Technologies Business will be contributed by Dynamic to the Company, which was incorporated for that purpose on December 4, 1997. References herein to the Company prior to the Distribution mean the historical operations of the Technologies Business. References herein to the Company following the Distribution include its consolidated subsidiaries except where the context otherwise requires. References herein to Dynamic include its consolidated subsidiaries, except where the context otherwise requires.

     The Board of Directors of Dynamic has declared a distribution (the "Distribution"), payable in accordance with the terms of the Contribution Agreement to the holders of common stock at the close of business on February 25, 1998 (the "Record Date"), of one share of Company Common Stock, ("Share"), for every one share of common stock of Dynamic (the "Distribution Ratio") held on the Record Date. The Shares to be distributed will constitute all of the outstanding Shares of the Company immediately after the Distribution. See "Description of Company Capital Stock" and "Rights Plan" for information about the Shares to be distributed. Subject to the satisfaction of certain conditions, the Distribution is scheduled to occur at 12:01 a.m. on March 11, 1998 (the "Distribution Date"). See "The Distribution -- Manner of Effecting the Distribution." Following the Distribution, the Company will be an independent company. In its resolutions authorizing the Distribution, the Dynamic Board of Directors has reserved the right to abandon or postpone the Distribution at any time prior to the Distribution Date, although such action is not anticipated. See "The Distribution -- Manner of Effecting the Distribution" and "Financing."

     The Company's principal executive offices are located at 7373 North Scottsdale Road, Suite B-169, Scottsdale, Arizona, 85253; telephone: (602) 483-8700 prior to the Distribution and (602) 483-8700 following the Distribution.

                        THE DISTRIBUTION

REASONS FOR THE DISTRIBUTION

     The primary business purpose for the Distribution is to enable the Company to independently pursue its own business strategies and objectives tailored to its unique financial and operating requirements as a microwave technologies company under the direction of a management group that is experienced in that business. The Board of Directors of Dynamic believes the Distribution will permit the Company to provide management of its own business operations and performance as a separately traded public company, not as an indistinguishable unit of Dynamic.

     Additional business purposes for the Distribution include the following:

1.  The Distribution will permit Dynamic to focus on its core business.

2. The Company will gain direct access to the capital markets to finance its capital requirements on a basis independent of Dynamic's requirements.

3. It is expected that, as a stand-alone operation, the Company will have greater flexibility in its capital structure and leverage capability.

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

4. Dynamic and the Company recognize that a business unit only adds value to an enterprise by providing integrating efficiencies through shared skills and activities. There are no significant synergies between Dynamic and the Company in terms of operations, customer base or distribution networks.

5. Segregating the Company as an independent entity should enhance shareholder value by gaining market recognition for the independent worth of the Company.

6. Segregation of the businesses has essentially been accomplished and the records and financial reports of the businesses have been separately maintained and will be easy to extricate the Technologies Business.

    Dynamic considered a variety of alternatives in determining whether to pursue the Distribution, including a divestiture of the Technologies Division to a third party, a 100% spin-off through an initial public offering, a tax free spin-off and retention of the business. Key factors used to assess these alternatives were: (i) the value to Dynamic's shareholders to be obtained under each alternative, (ii) the total costs to Dynamic to facilitate such alternative, (iii) the disruption to Dynamic and the Company from the alternative, and (iv) the longer term outlook for the Company, particularly the ability to finance its own growth. In the initial public offering and spin-off alternatives, Dynamic also considered the outlook for the Company's share price.

     In determining whether the Distribution was in its shareholders' best interests, Dynamic considered a number of factors, including the short, intermediate and long-term business impact on Dynamic and the Company, the likelihood of completing the transaction and the costs to be incurred in connection with the transaction. Dynamic also considered whether the Company was the appropriate size and possessed the resources necessary to survive as an independent entity and whether the Company could finance its own activities following the Distribution. Dynamic analyzed whether the Company's projected financial resources would meet its anticipated capital requirements, as well as the performance of public companies of a similar size in the same industry. Dynamic concluded that the Company's cash flow and its role as a significant microwave components supplier should make the Company an attractive publicly-held entity.

     Dynamic recognizes that, like many spun-off companies, the Company may exhibit volatile stock price trading patterns following the Distribution. While the trading value of the Shares may be uncertain and potentially volatile at the outset, Dynamic believes that the Company, because of its market leadership, proprietary product mix and the increasing technological sophistication of its products, has the potential, over time, to recognize valuation multiples higher than comparable microwave technologies suppliers, fostering a lower cost of capital for the Company as compared to its competitors. In addition, the Distribution should enhance the Company's access to various sources of debt and equity capital.

     Dynamic recognized that formation of the Company would entail additional incremental costs to the Company for management, staff, systems and support functions. Dynamic believed the benefits to Dynamic and its shareholders would outweigh these incremental costs.

DISTRIBUTION AGENT

     The distribution agent ("Distribution Agent") is National Stock Transfer, 3098 South Highland Drive, Suite 485, Salt Lake City, Utah 84106, telephone:
(801) 485-7978.

MANNER OF EFFECTING THE DISTRIBUTION

     The Distribution will be made on the Distribution Date to shareholders of record of Dynamic at the close of business on the Record Date. Prior to the Distribution Date, and in accordance with the terms of the Contribution Agreement, Dynamic will deliver all of the outstanding Shares to the Distribution Agent for distribution. The Distribution Agent will mail, beginning on or about the Distribution Date, certificates representing the Shares to Dynamic shareholders of record on the Record Date. Each Dynamic shareholder will receive one Share for every one share of Dynamic common stock held on the Record Date. Dynamic shareholders will not be required to pay for Shares received in the Distribution, or to surrender or exchange Dynamic common stock in order to receive Shares of the Company. No vote of Dynamic shareholders is required or sought in connection with the Distribution, and Dynamic shareholders have no appraisal rights in connection with the Distribution.

     Upon Distribution to shareholders of Dynamic who are not U.S. persons, Dynamic will, as required by the federal income tax laws, withhold said shareholders' U.S. income taxes. This will be done in the following manner. Within ten days of the Distribution, Dynamic will mail out invoices to the shareholders for the amount of the withholding tax on the individual shares based on the valuation of the shares as determined by the Company. Each shareholder will have one hundred twenty (120) days to pay this invoice. Upon payment of the invoice Dynamic will distribute the shares to the shareholder and make the appropriate payment to the tax authorities. If, at the end of one hundred twenty days, a shareholder has not paid the withholding tax, Dynamic will sell in the open market a sufficient number of shares to cover that shareholder's withholding tax. The tax rate is generally thirty percent (30%) of the amount of the Distribution; however, this rate may be reduced for residents of countries that have tax treaties with the U.S.

IN ORDER TO BE ENTITLED TO RECEIVE SHARES OF THE COMPANY IN THE
DISTRIBUTION, DYNAMIC SHAREHOLDERS MUST BE SHAREHOLDERS AT THE
CLOSE OF BUSINESS ON THE RECORD DATE, FEBRUARY 25, 1998.

RESULTS OF THE DISTRIBUTION

     After the Distribution, the Company will be an independent company, owning the Technologies Business, under the name of MW Medical, Inc., a Nevada corporation. The number and identity of shareholders of the Company immediately after the Distribution will be the same as the number and identity of shareholders of Dynamic on the Record Date. Immediately after the Distribution, the Company expects to have approximately 409 holders of record of Shares and approximately 14,223,929 Shares outstanding, based on the number of record shareholders and outstanding shares of common stock of Dynamic on February 25, 1998, and the Distribution Ratio of one Share for every one share of Dynamic common stock. The actual number of Shares to be distributed will be determined as of the Record Date. The Distribution will not affect the number of outstanding shares of Dynamic common stock or any rights of Dynamic shareholders as such.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

     The Distribution will result in a taxable disposition by Dynamic of its shares in the Company. For federal income tax purposes, Dynamic will recognize a gain if the fair market value of the Company's shares exceeds Dynamic's tax basis in the Company's Common Stock, and Dynamic will recognize a loss if Dynamic's tax basis in the Company's Common Stock exceeds the fair market value of the Dynamic shares. The Distribution will be taxed as a dividend to the shareholders of Dynamic in an amount equal to the lesser of (i) the fair market value of the Company's Common Stock received by a shareholder, and (ii) the current or accumulated earnings and profits of Dynamic. If the aggregate fair market value of the Company's Common Stock exceeds the current or accumulated earnings and profits of Dynamic, such excess shall first be treated as return of basis to each shareholder, and, if such excess exceeds a shareholder's basis in his or her Dynamic stock, it shall be taxed as a capital gain. Such capital gain shall be long- or short-term, based on the shareholder's holding period in its Dynamic stock. The shareholder's holding period for the Company's Common Stock received shall begin on the date of the Distribution.

     For Dynamic shareholders that are foreign corporations or non-resident aliens, the U.S. imposes a tax of thirty percent (30%) (or such lesser rate as may apply under an applicable income tax treaty) on the amount of the Distribution if it is classified as a dividend. This tax is to be withheld by the payee from the gross amount of the dividend. Current U.S. income tax regulations require that tax on the Distribution be paid to the Internal Revenue Service as if the entire Distribution is a dividend, and if some or all of the Distribution is not a dividend, the excess amounts withheld are to be refunded by the Internal Revenue Service. As detailed above withholdings of the shares and ultimate sale of a portion of the shares will be done in order to ensure the tax payments are made.

     Dynamic has valued the Company's Common Stock at $1,073,651. This amount is less than Dynamic's tax basis in the Company's Common Stock. Accordingly, Dynamic should not recognize any gain on the Distribution. Dynamic has internally determined that it does not have any accumulated earnings and profits as of December 31, 1997. The Company cannot know whether or not it will have earnings and profits in 1998 which would cause all or a portion of the Distribution to be a dividend to the shareholders of Dynamic. This information will not be available to Dynamic or its shareholders until January of 1999. Accordingly, the tax consequences of the Distribution to the shareholders of Dynamic are not known at this time.

     To the extent of the earnings and profits of Dynamic in 1998, the Distribution will be a dividend to the shareholders of Dynamic. To the extent Dynamic has no earnings and profits in 1998, or the fair market value of the Company's Common Stock exceeds the amount of such earnings and profits, the Distribution will be treated as a return of capital to the shareholders of Dynamic. Each shareholder's tax basis in his or her Dynamic shares will be reduced to such extent. If the amount a shareholder receives as a return of capital exceeds his or her tax basis in Dynamic shares, such excess will be recognized as a capital gain. The capital gain will be short- or long-term on the period the shareholder has held his or her Dynamic shares.

     THE FOREGOING IS A SUMMARY OF THE PRINCIPAL FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION UNDER CURRENT LAW. THIS SUMMARY
DOES NOT PURPORT TO COVER ALL FEDERAL INCOME TAX CONSEQUENCES (INCLUDING THOSE THAT MAY APPLY TO PARTICULAR CATEGORIES OF SHAREHOLDERS) OR ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE
TAX LAWS OF OTHER JURISDICTIONS.  EACH SHAREHOLDER SHOULD CONSULT
HIS OR HER TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF
THE DISTRIBUTION TO SUCH SHAREHOLDER, INCLUDING APPLICATION OF
FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT
OF POSSIBLE CHANGES IN TAX LAWS THAT MAY AFFECT THE TAX
CONSEQUENCES DESCRIBED ABOVE. NO RULING OF THE INTERNAL REVENUE SERVICE HAS BEEN OR WILL BE REQUESTED OR OBTAINED WITH RESPECT TO THE TAX CONSEQUENCES OF THE DISTRIBUTION. THE INTERNAL REVENUE SERVICE
MAY CHALLENGE THE VALUATION PLACED ON THE COMPANY'S COMMON STOCK BY DYNAMIC OR THE CALCULATION OF DYNAMIC'S CURRENT OR ACCUMULATED EARNINGS AND PROFITS. IF EITHER OF THESE ITEMS IS SUCCESSFULLY CHALLENGED, THE TAX CONSEQUENCES TO DYNAMIC AND/OR ITS SHAREHOLDERS IN THE
DISTRIBUTION COULD MATERIALLY CHANGE.  ACCORDINGLY, A SHAREHOLDER
MAY HAVE TO RESORT, AT ITS OWN EXPENSE, TO ADMINISTRATIVE PROCEEDINGS OR LITIGATION, WHICH MAY OR MAY NOT BE SUCCESSFUL.

THE FOREGOING IS A SUMMARY OF THE PRINCIPAL FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION UNDER CURRENT LAW, AS SET FORTH IN THE INFORMATION RECEIVED BY DYNAMIC FROM COUNSEL. THIS SUMMARY DOES NOT PURPORT TO COVER ALL FEDERAL INCOME TAX CONSEQUENCES (INCLUDING THOSE THAT MAY APPLY TO PARTICULAR CATEGORIES OF SHAREHOLDERS) OR ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE
TAX LAWS OF OTHER JURISDICTIONS. EACH SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO SUCH SHAREHOLDER, INCLUDING APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE.

LISTING AND TRADING OF SHARES OF COMPANY COMMON STOCK

     There is not currently a public market for the Shares and there can be no assurance that an active market will develop following the Distribution. Prices at which such Shares may trade prior to the Distribution on a 'when-issued' basis or after the Distribution cannot be predicted. The prices at which the Shares trade will be determined by the marketplace and may be influenced by many factors including, among others, the depth and liquidity of the market for the Shares, investor perception of the Company, its prospects and the industries in which it participates, the Company's dividend policy and general economic and market conditions.

     The Shares distributed to Dynamic shareholders will be freely transferable, except for Shares received by persons who may be deemed to be "affiliates" of the Company under the Securities Act of 1933, as amended (the "Securities Act"). Persons who may be deemed to be affiliates of the Company after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with the Company and may include directors and certain officers of the Company, as well as principal shareholders of the Company. Persons who are affiliates of the Company will be permitted to sell Shares owned by them only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act and Rule 144 thereunder. It is not expected that Rule 144 will be available for the sale of Shares by affiliates for certain time periods as defined under the rule. See "Security Ownership of Certain Beneficial Owners" and "Management of the Company -- Security Ownership of Directors and Executive Officers."

DIVIDEND POLICY

     The Company does not intend to pay cash dividends on the Company Common Stock in the foreseeable future; rather, it is currently anticipated that any Company earnings will be retained for use in its business. The future payment of dividends will depend on business decisions that will be made by the Board of Directors from time to time based on the results of operations and financial condition of the Company and such other business considerations as the Board of Directors considers relevant. Certain covenants in the Company's credit agreement may restrict the payment of dividends by requiring the maintenance of certain financial ratios. See "Financing."

RELATIONSHIP BETWEEN DYNAMIC AND THE COMPANY AFTER THE
DISTRIBUTION

     After the Distribution, Dynamic will have no stock ownership interest in the Company. A Contribution Agreement will have been entered into between Dynamic and the Company providing for, among other things, the transfer of certain assets to and the assumption of certain liabilities by the Company. As a result of these arrangements, substantially all of the assets and liabilities of the Technologies Business reflected in the financial information and related notes included elsewhere herein will be transferred to the Company. This will include the assumption by the Company of certain rental and lease commitments relating to the Technologies Business. See "Selected Historical and Pro Forma Financial Data" and "Business of the Company Transactions and Agreements Between the Company and Dynamic." See also the Historical Combined Financial Statements and notes thereto and the Unaudited Pro Forma Combined Financial Information and notes thereto included elsewhere herein. In addition, the parties have provided for certain cross-indemnities principally to place financial responsibility for the Technologies Business with the Company and to place financial responsibility for other Dynamic businesses with Dynamic.

REASONS FOR FURNISHING THE INFORMATION STATEMENT

     This Information Statement is being furnished by Dynamic solely to provide information to shareholders of Dynamic who will receive Shares in the Distribution. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of Dynamic or the Company. The information contained in this Information Statement is believed by Dynamic to be accurate as of the date set forth on the cover of this Information Statement. Changes may occur after that date, and neither Dynamic nor the Company will update the information except as required by law in the normal course of their respective public disclosure practices.

                              FINANCING

     The Company's financing requirements have historically been met by Dynamic. The Company believes that cash flow from operations of P&H will be adequate to meet its anticipated capital expenditure, working capital and operating expenditure requirements as a separate entity. MMC has no operations which generate cash flow. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     In connection with the Distribution, the Company will assume indebtedness associated with certain assets to be acquired by the Company as detailed in the Contribution Agreement.

              CERTAIN INVESTMENT CONSIDERATIONS AND RISK FACTORS

     Shareholders of Dynamic should be aware that the Distribution and ownership of the Shares involves certain investment considerations and risk factors, including those described below and elsewhere in this Information Statement, which could adversely affect the value of their holdings. Neither Dynamic nor the Company makes, nor is any other person authorized to make, any representation as to the future market value of the Shares.

     Any forward-looking statements contained in this Information Statement should not be relied upon as predictions of future events. Such statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and that may be incapable of being realized. Investors are hereby notified that such information reflects the opinions of Company management as to the future. Investors should use their own judgment as to the significance of this information to their individual investment decisions.

     The information contained in this Information Statement constitutes a "forward-looking statement" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created thereby. While the Company believes that the assumptions underlying such forward looking information are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward looking information will prove to be accurate. Accordingly, there may be differences between the actual results and the predicted results, and actual results may be materially higher or lower than those indicated in the forward looking information contained herein. Further, the Company assumes no obligation to update or otherwise publicly revise the forward looking information disclosed herein to reflect circumstances existing after the date hereof.

LACK OF OPERATING HISTORY AS AN INDEPENDENT ENTITY

     The Technologies Business has been conducted as a division of Dynamic for approximately 2 years and, accordingly, the Company does not have an operating history as an independent public company. The Company was formed in December 1997 solely for the purpose of effecting the Distribution, and will own and conduct the business previously conducted by the Technologies Division. Management of the Company has historically relied upon Dynamic for substantially all administrative services required by the Company. After the Distribution Date, the Company will be responsible for maintaining its own administrative functions, except for certain transitional services provided by Dynamic. The subsidiaries of the Company, P&H and MMC do have prior operating history and have experience in manufacturing, developing, and bringing to market the products of the Company. The officers and directors of Dynamic reasonably believe that management and operations of the Company will be adequately maintained. See "The Distribution -- Relationship Between Dynamic and the Company After the Distribution," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of the Company -- Transactions and Agreements Between the Company and Dynamic."

     As a division of Dynamic, the Technologies Business had short-term debt of $39,804 and long-term debt of $175,122 as of September 30, 1997. Following the Distribution, the Company will be responsible for obtaining and maintaining its own financing relationships. All accounts, clients and obligations of P&H and MMC will be transferred to the Company and no new debt will be incurred as a result of the spinoff. See "Financing."

INDUSTRY CONCENTRATION

     The Company's business is highly focused in the microwave technologies industry with approximately all sales coming from medical, communications and aerospace industry customers. Management believes that the best use of the Company's resources is in serving these industries and continuously improving its responsiveness to its customers' needs. It is therefore unlikely that the Company's customer base will significantly broaden beyond the medical, communications and aerospace industries. The Company believes, however, that further growth in market share within the industry is possible. See "Business of the Company."

NO PRIOR PUBLIC MARKET FOR COMMON STOCK

     There is presently no public market for the Shares and there can be no assurance that an active market will develop following the Distribution. The Company will apply with the NASDAQ Bulletin Board for listing. The prices at which the Shares trade will be determined by the marketplace and could be subject to significant fluctuations in response to many factors, including, among others, variations in the Company's quarterly operating results, changing economic conditions in the industries in which the Company participates and changes in governmental regulations. In addition, the general stock market has in recent years experienced significant price fluctuation, often unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations, as well as economic conditions, may adversely affect the market price of the Company Common Stock. Furthermore, given the relatively small market capitalization of the Company, the market for the Shares may be subject to greater volatility than would be the case for a larger company. See "The Distribution -- Listing and Trading of Shares of Company Common Stock."

DIVIDEND POLICY

    The Company does not intend to pay cash dividends on the Company Common Stock in the foreseeable future; rather, it is currently anticipated that any Company earnings will be retained for use in its business. The future payment of dividends will depend on business decisions that will be made by the Company's Board of Directors from time to time based on the results of operations and financial condition of the Company and such other business considerations as the Board of Directors considers relevant. Certain covenants in the Company's credit agreement may restrict the payment of dividends by requiring the maintenance of certain financial ratios. See "The Distribution Dividend Policy" and "Financing."

POSSIBLE ANTI-TAKEOVER EFFECTS OF CERTAIN ARTICLES AND BY-LAW
PROVISIONS, NEVADA LAW, CERTAIN AGREEMENTS AND THE RIGHTS PLAN

     Certain provisions of the Company's Articles of Incorporation, as amended and By-Laws and Nevada statutory law could discourage potential acquisition proposals and could delay or prevent a change in control of the Company. Such provisions could diminish the opportunities for a shareholder to participate in tender offers, including tender offers at a price above the then-current market value of the Company Common Stock. Such provisions may also inhibit fluctuations in the market price of the Company Common Stock that could result from takeover attempts. In addition, the Board of Directors, without further shareholder approval, may issue additional Company Common Stock which could have the same effect of delaying, deterring or preventing a change in control of the Company, and could adversely affect the voting power of the existing holders of Company Common Stock, including the loss of voting control to others. The Company has no present plans to issue any such additional Company Common Stock. See "Business of the Company -- Transactions and Agreements Between the Company and Dynamic," "Description of Company Capital Stock," "Purposes and Effects of Certain Provisions of the Company's Articles of Incorporation, By-Laws and Nevada Statutory Law" and "Rights Plans." Review also Nevada Revised Statutes, NRS
s. 78.378-78.3793,

            SELECTED UNAUDITED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following table sets forth certain historical combined financial data for the Technologies Business and Dynamic for the nine-month period ended September 30, 1997. The historical combined financial data for the nine-month period ended September 30, 1997 was derived from the combined financial statements of the Technologies Business. The historical combined financial data for the nine-month period ended September 30, 1997 have not been audited and were derived from the accounting records of the Technologies Business. In the opinion of management, the historical combined financial data of the Technologies Business as of and for the nine-month period ended September 30, 1997 include all adjusting entries (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The historical combined financial data are not necessarily indicative of the results of operations for any future period. Furthermore, the results of operations for the nine-month period ended September 30, 1997 should not be regarded as indicative of the results that may be expected for the full year.

     The summary pro forma combined income statement data for the nine-month period ended September 30, 1997 reflect the effects on the historical results of the Technologies Business of: (i) the transfer to the Company of substantially all of the assets and liabilities of the Technologies Business and (ii) the distribution of the Shares to Dynamic shareholders.

     The summary pro forma combined financial data are not necessarily indicative of the results of operations or financial position of the Technologies Business had the transactions reflected therein actually been consummated on the dates assumed and are not necessarily indicative of the Company's future performance as an independent entity. The summary pro forma combined financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation," the Historical Combined Financial Statements and notes thereto and the Unaudited Pro Forma Combined Financial Information and notes thereto included elsewhere herein.

            DYNAMIC ASSOCIATES, INC. AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEET
                           (Unaudited)

                                                                  September 30,
                                                                      1997
                                                                  -------------
ASSETS
  CURRENT ASSETS
   Cash                                                           $  2,964,106
   Short-term commercial paper                                         108,413
   Accounts receivable (less allowance for doubtful
     accounts of $759,925)                                           4,059,853
   Loans receivable - related parties                                   52,500
   Other receivables                                                   111,585
   Inventories                                                         671,335
   Prepaid expense and other current assets                             85,352
   Deferred Tax Benefit                                                388,000
                                                                     ---------
                                      TOTAL CURRENT ASSETS           8,441,144

  PROPERTY, PLANT & EQUIPMENT                                          823,266

  OTHER ASSETS
   Deferred debt issue costs                                         1,719,439
   Investment - restricted stock                                        27,100
   Deferred Tax Benefit                                                463,000
   Goodwill                                                         22,776,375
   Deposits                                                            136,504
   Organization Costs                                                      700
                                                                    ----------
                                                                    25,123,118
                                                                    ----------
                                                               $    34,387,528
                                                                    ==========
LIABILITIES & EQUITY
  CURRENT LIABILITIES
   Accounts payable                                            $       599,831
   Accrued expenses                                                    485,997
   Current portion of long-term debt                                    57,311
   Income taxes payable                                                219,404
   Accrued interest payable                                            396,164
                                                                     ---------
                                 TOTAL CURRENT LIABILITIES           1,758,707

LONG-TERM DEBT                                                         200,349
CONVERTIBLE NOTES                                                   17,001,500
DEPOSITS                                                                20,000
DEFERRED INCOME TAX                                                     55,500
                                                                    ----------
                                                                    17,277,349
                                                                    ----------
                                         TOTAL LIABILITIES          19,036,056

  STOCKHOLDERS' EQUITY
    Common stock $.001 par value:
     Authorized - 25,000,000 shares
     Issued and outstanding 13,875,929 shares                           13,876
   Additional paid-in capital                                       18,309,889
   Retained deficit                                                 (2,972,293)
                                                                    ----------
                                TOTAL STOCKHOLDERS' EQUITY          15,351,472
                                                                    ----------
                                                               $    34,387,528
                                                                    ==========

                  DYNAMIC ASSOCIATES, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                           STATEMENT OF OPERATIONS
                     Nine Months ended September 30, 1997

                                                           SUBSIDIARIES
                                                  Health Care        Hi-Tech
                                                    Consolidated Pro Forma
                                                    ----------------------
Net sales                                         $         0      $ 2,670,511

Management fees                                    11,193,175                0

Cost of sales                                               0        2,046,345
                                                   ----------        ---------
                                 GROSS PROFIT      11,193,175          624,166

Selling and general and administrative
 expenses                                           6,680,488          569,954

Depreciation and amortization                          50,895           65,503

Research and development                                    0          588,888
                                                   ----------        ---------
                                                    6,731,383        1,224,345
                  NET OPERATING INCOME (LOSS)       4,461,792         (600,179)

OTHER INCOME (EXPENSE)
 Interest income                                        8,336           21,710

 Interest expense                                      (6,228)          (8,781)

 Loss on disposition                                   (2,138)               0

 Miscellaneous income                                   1,172           29,550
                                                   ----------        ---------
                                                        1,142           42,479
                                                   ----------        ---------
                     NET INCOME (LOSS) BEFORE
                                 INCOME TAXES   $   4,462,934     $   (557,700)
                                                   ==========        =========

              DYNAMIC ASSOCIATES, INC. AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                      STATEMENT OF OPERATIONS
               Nine months ended September 30, 1996

                                                      Pro Forma     Consolidated
                            Dynamic(1)   Genesis      Adjustments   Pro Forma
                            ----------   -------      -----------   ------------
Net sales                  $ 2,374,162   $       0    $             $ 2,374,162
Management fees                      0   6,235,860                    6,235,860
Cost of sales                1,689,841           0                    1,689,841
                             ---------   ---------    -----------   -----------
  GROSS PROFIT                 684,321   6,235,860                    6,920,181

Selling and general and
  administrative expenses    1,335,816   3,974,776                    5,310,592
Depreciation and amortization   43,614      36,614                       80,228
Research and development       425,039           0                      425,039
                             ---------   ---------    -----------     ---------
                             1,804,469   4,011,390                    5,815,859
                             ---------   ---------    -----------     ---------
NET OPERATING INCOME (LOSS) (1,120,148)  2,224,470                    1,104,322

OTHER INCOME (EXPENSE)
 Interest income                87,307           0                       87,307
 Interest expense              (79,295)    (12,448)                     (91,743)
 Loss on disposition                 0     (14,253)                     (14,253)
 Miscellaneous income           11,548         426                       11,974
 Miscellaneous expense          (4,430)          0                       (4,430)
                             ----------   ---------   ------------    ----------
                                15,130     (26,275)                     (11,145)
                             ----------   ---------   ------------    ----------

 NET INCOME (LOSS) BEFORE
   INCOME TAXES AND
   MINORITY INTEREST        (1,105,018)  2,198,195                    1,093,177

INCOME TAX EXPENSE              52,500       1,284                       53,784

 NET INCOME (LOSS) BEFORE
  MINORITY INTEREST         (1,157,518)  2,196,911                    1,039,393

MINORITY INTEREST               51,129           0                       51,129
                            ----------  ----------     ----------     ---------
 NET INCOME (LOSS)         $(1,208,647) $2,196,911     $             $  988,264
                            ==========  ==========     ==========     =========
Net income (loss) per weighted
 average share             $      (.15)                              $    (.09)
                            ==========  ==========     ==========     =========

Weighted average number of
 common shares used to
 compute net income (loss)
 per weighted average share  7,869,877                               11,119,877
                            ==========                               ==========

 (1)  Includes the activities of MMC and P & H

           DYNAMIC ASSOCIATES, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                    STATEMENT OF OPERATIONS
              Nine Months ended September 30, 1997

                                                           SUBSIDIARIES
                                                 Health Care          Hi-Tech
                                                      Consolidated Pro Forma
                                                 ----------------------------
Net sales                                       $          0          $2,670,511

Management fees                                   11,193,175                   0

Cost of sales                                              0           2,046,345
                                                  __________           _________
                                 GROSS PROFIT     11,193,175             624,166

Selling and general and administrative
 expenses                                          6,680,488             569,954

Depreciation and amortization                         50,895              65,503

Research and development                                   0             588,888
                                                   ---------           ---------
                                                   6,731,383           1,224,345
                                                   ---------           ---------
                  NET OPERATING INCOME (LOSS)      4,461,792           (600,179)

OTHER INCOME (EXPENSE)
 Interest income                                       8,336              21,710

 Interest expense                                    (6,228)             (8,781)

 Loss on disposition                                 (2,138)                  0

 Miscellaneous income                                 1,172               29,550
                                                   --------             --------
                                                      1,142               42,479
                                                   --------             --------
                     NET INCOME (LOSS) BEFORE
                                 INCOME TAXES  $   4,462,934         $ (557,700)
                                                   =========           =========



Board of Directors
Dynamic Associates, Inc.

The accompanying pro forma consolidated balance sheet of MMC and P & H as of September 30, 1997 and the accompanying pro forma consolidated condensed statement of operations for the nine months then ended were not audited by us and, accordingly, we do not express an opinion on them.

                                     SMITH & COMPANY
                                     CERTIFIED PUBLIC ACCOUNTANTS
Salt Lake City, Utah
November 25, 1997

                      MMC AND P & H
         UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                        September 30, 1997

                                                                    Consolidated
                                        MMC            P & H        Pro Forma
                                        ---------      -----        ------------
ASSETS
 CURRENT ASSETS
  Cash                                  $    213,705   $  424,891   $  638,596
  Short-term commercial paper                      0      108,413      108,413
  Accounts receivable (less allowance for
   doubtful accounts of $20,000)                   0      667,403      667,403
  Other receivables                          100,817          819      101,636
  Inventories                                      0      671,335      671,335
  Prepaid expense and other current assets     6,741       20,660       27,401
  Deferred Tax Benefit                             0       61,000       61,000
                                         -----------   ----------    ---------
                    TOTAL CURRENT ASSETS     321,263    1,954,521    2,275,784

 PROPERTY, PLANT & EQUIPMENT                 239,543      377,108      616,651

 OTHER ASSETS
  Deposits                                     2,212       21,315       23,527
  Organization Costs                             700            0          700
                                          ----------    ---------     ---------
                                               2,912       21,315       24,227
                                          ----------    ---------     ---------
                                          $  563,718   $2,352,944    $2,916,662
                                          ==========    =========     =========

LIABILITIES & EQUITY
 CURRENT LIABILITIES
  Accounts payable                       $    85,073   $  168,151    $  253,224
  Accrued expenses                            11,350      152,713       164,063
  Current portion of long-term debt                0       39,804        39,804
  Income taxes payable                             0       12,843        12,843
                                          ----------    ---------     ---------
               TOTAL CURRENT LIABILITIES      96,423      373,511       469,934

LONG-TERM DEBT                                     0      175,122       175,122
PAYABLE TO PARENT (may be converted to equity
  at time of spin-off)                     1,770,422            0     1,770,422
DEPOSITS                                           0       20,000        20,000
DEFERRED INCOME TAX                                0       55,500        55,500
                                           ---------     --------     ---------
                                           1,770,422      250,622     2,021,044
                                           ---------     --------     ---------
                       TOTAL LIABILITIES   1,866,845      624,133     2,490,978

 STOCKHOLDERS' EQUITY
  Common stock                                   100       27,500        27,600
  Additional paid-in capital                       0       22,500        22,500
  Retained earnings (deficit)             (1,303,227)   1,678,811       375,584
                                          -----------   ---------     ---------
              TOTAL STOCKHOLDERS' EQUITY  (1,303,127)   1,728,811       425,684
                                          -----------   ---------     ---------
                                         $   563,718   $2,352,944     $2,916,662
                                          ===========   =========     =========

                       MMC AND P & H
                 UNAUDITED PRO FORMA CONSOLIDATED
                     STATEMENT OF OPERATIONS
               Nine months ended September 30, 1997

                                                      Pro Forma     Consolidated
                            MMC          P & H        Adjustments   Pro Forma
                            ---------    -----        -----------   ------------
Net sales                   $       0    $ 2,670,511  $             $ 2,670,511
Cost of sales                       0      2,046,345                  2,046,345
                            ---------    -----------  -----------   ------------
  GROSS PROFIT                      0        624,166                    624,166

Selling and general and
 administrative expenses            0        569,954                    569,954
Depreciation and amortization  28,076         37,427                     65,503
Research and development      596,008              0      (7,120)       588,888
                            ---------    -----------  -----------   ------------
                              624,084        607,381      (7,120)     1,224,345
                            ---------    -----------  -----------   ------------
 NET OPERATING INCOME (LOSS) (624,084)        16,785       7,120       (600,179)

OTHER INCOME (EXPENSE)
 Interest income                4,960         16,750                     21,710
 Interest expense                   0         (8,781)                    (8,781)
 Miscellaneous income               0         36,670      (7,120)        29,550
                            ---------    ------------ ------------  ------------
                                4,960         44,639      (7,120)        42,479
                            ---------    ------------ ------------  ------------
  NET INCOME (LOSS) BEFORE
  INCOME TAXES               (619,124)        61,424           0       (557,700)

INCOME TAX EXPENSE                800         11,800                     12,600
                            ---------    ------------ ------------  ------------

  NET INCOME (LOSS)       $  (619,924)     $  49,624   $       0     $ (570,300)
                            =========    ============ ============  ============

This pro forma assumes Micro and P & H were consolidated for all of 1997.

No income tax adjustment is make as the two entities are not eligible to file a consolidated income tax return.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                   AND RESULTS OF OPERATIONS

   This Management's Discussion and Analysis of Financial Condition and Results of Operations covers periods when the Company was owned by Dynamic and operated as the medical technologies business of Dynamic. It should be read in conjunction with the Company's Historical Combined Financial Statements and notes thereto included elsewhere herein. It covers the nine month periods ended September 30, 1996 and September 30, 1997. Unless otherwise indicated, all references to years refer to fiscal years. Additional information concerning the Company's business strategy, products and customers is contained in the section entitled "Business of the Company."

     The unaudited pro forma capitalization reflects: (i) the transfer to the Company of substantially all of the assets and liabilities of the Technologies Business and (ii) distribution of the Shares to the shareholders of Dynamic. This table should be read in conjunction with the Historical Combined Financial Statements and notes thereto and the Unaudited Pro Forma Combined Financial Information and notes thereto included elsewhere herein. The unaudited pro forma information set forth below does not necessarily reflect the capitalization of the Company in the future.

     Dynamic is engaged in (i) the development and acquisition of microwave technologies for medical purposes through MMC, a wholly owned subsidiary, (ii) managing the operations of psychiatric/geriatric units for various hospitals through Genesis, a wholly owned subsidiary, and Geriatric Care Centers of America, Inc. (GCCA) and (iii) the manufacturing of highly technologically advanced microwave components and subsystems for the communications and aerospace industries through P&H, a wholly owned subsidiary.

     On October 10th, 1997 the Board of Directors of Dynamic approved the "spin-off" of two of its subsidiaries, Microwave Medical Corporation and P&H Laboratories, (to be combined as one company). The Company plans to proceed with the spin-off in an expedited manner. On December 4, 1997 Dynamic formed
MW Medical, Inc. as a Nevada corporation (MW Medical) with a capital structure similar to Dynamic to provide for a one for one stock issuance upon the spin off of MW Medical.

     The Pro Forma table above reflects the spin-off as if it occurred as of the date of the financial statements and shows the operations of the two separate entities for the nine months ending September 30, 1997. The Pro Forma reflects a cost savings of $1,000,000 in management fees that will be achieved by removing the overhead of the Parent Company. This management fee is used in part to pay the interest on the 10% Convertible Notes which will total $2,023,784 in 1997. After the spin-off, Dynamic / Genesis will be responsible for the interest payments. No income tax calculations are included.

                    BUSINESS OF THE COMPANY

GENERAL

     The Company designs, develops and markets microwave technologies for medical purposes. The Company also manufactures highly technologically advanced microwave components and subsystems for the communications and aerospace industries.

     As a unit of Dynamic, the Company has been in the microwave technologies business for approximately 2 years. The Company was incorporated as a Nevada corporation on December 4, 1997 solely for the purpose of effecting the Distribution. The Company consists of two subsidiaries: P&H Laboratories, Inc. and Microwave Medical Corporation, companies that were previously wholly owned subsidiaries of Dynamic. P&H and MMC have maintained separate operations and financial reporting and provide for management of the spun off companies subsequent to the divestiture.

     P&H is incorporated in the state of California. The executive offices of the company are at 4496 Runway Street, Simi Valley, California and include manufacturing and engineering space of approximately 18,000 square feet.

     The Board of Directors manages the affairs of the corporation and consists of seven members. Two members are active in the normal daily operations at P&H and the remaining five directors are outside directors and experienced business persons. This team controls the long term strategic planning of the corporation and directs the officers of the corporation, who handle the day to day affairs and manage the business. It is contemplated that the board will remain in place after the spin off and all officers will continue to function as prior to the Distribution Date.

     Dynamic's wholly-owned subsidiary Microwave Medical Corporation
("MMC"), formerly Microthermia Acquisition Corporation, entered into a license agreement with Microthermia Technology, Inc. (of California), whereby MMC obtained an exclusive license to develop and manufacture medical device products related to the treatment of spider veins (telangiectasia). The license is for an initial period of two years with automatic one year renewals for the next eight years, at no cost (total license period of 10 years). The license is prepaid for the first two years; however, MMC does not intend to use this technology at the present time. MMC is independently developing a platform of proprietary and patentable microwave technologies for the treatment of various medical conditions. MMC is currently testing and evaluating microwave equipment it has developed for the permanent removal of hair and a second device to be used for the treatment of spider veins (telangiectasia).

PRINCIPAL SERVICES AND PRODUCTS

     MMC has patented a microwave instrument for the treatment of Benign Prostatic Hyperplasia (BPH), the non-cancerous enlargement of the prostate gland, that delivers precise amounts of microwave energy to specifically
targeted prostate tissue.   MMC has also patented a microwave therapy
system to treat Telangiectasia, or, spider veins. These are thread-like, red-to-purplish veins that stem from a network of small veins just below the surface of the skin. Spider veins develop more predominately on the legs and faces of women. These are usually caused by the female hormone estrogen. At this time surgery, laser and injection (sclerotherapy) are the predominant treatments for the condition.

     P&H has been engaged since its inception in Military Standard and Aerospace programs for various types of devices utilizing microwave technology. The devices include isolators, circulators, power monitor devices, filters, diplexers, switching diplexers, multi-junction circulators, microwave subsystems and integrated packages and subsystems. Devices of these types have been built in both waveguide, microstrip and coaxial configurations, and operate in frequency ranges from 50 MHZ to 110 Ghz. The primary focus of the technical expertise at P&H is in microwave ferrite and filter components.

     Using existing procedures detailed above P&H also provides special engineering services to customers with specific needs. P&H will be able to provide MMC with this capability to produce and develop manufacturing processes for the medical systems. P&H has experience with the engineering and manufacturing of microwave components, super components and subsystems and also supports major programs and operating platforms. P&H manufacturing operations includes the thin film processing, top assembly, production testing and tuning and subsystems integration, wire bonding environmental test and packaging.

     The objective of MMC is to develop proprietary technology relating to the use of microwave energy for medical applications. MMC has a patent pending entitled, "Method and Apparatus for Treating Subcutaneous Histological Features," which focuses on the application of microwave energy to the treatment of spider veins and for use in hair removal.

     The use of microwave for hair removal is based upon the selective heating of hair follicles while cooling the surface of the skin to protect the epidermis. MMC has used computer modeling and laboratory studies to optimize the system for hair removal. Preclinical studies have shown effectiveness in destroying follicles while maintaining the integrity of the skin surface. MMC's microwave system for hair removal is now in Phase II clinical trials.

     Laboratory studies at MMC have been shown that spider veins selectively absorb microwave energy, and preclinical studies have verified the ability to thrombose small veins. Clinical studies are expected to begin within a two month time frame.

SALES AND MARKETING

     MMC regards North America (US/Canada) and the European Community as its primary markets. Based on the approval condition, it will apply for both markets simultaneously. On the assumption of efficacy, the European market launch will be prepared either in Q4 1998 or Q1 1999. The commence of the American launch is conditional on FDA approval. In both markets, MMC will apply for hair removal and spider beins. After starting business in these two core markets, MMC will prepare a market launch in South America and Australia/NewZealand.

     Conditional on type of end user and region, MMC is preparing three kinds of marketing strategies. The strategy for the market launch is determined by possibility of rapid growth and cash flow.

     Sales in MMC will depend on the respective marketing strategy. Breakeven is planned in Q4 1999.

COMPETITION

     Lasers and incoherent light systems are in clinical use for hair removal and for the treatment of spider veins. These companies range from a $25 to 800 million market cap and represent MMC's primary competition. However, these methods are only partially effective and MMC represents, to our knowledge, the only microwave system being developed for these applications.

RESEARCH AND DEVELOPMENT

     MMC began its R&D program in April, 1996, which included computer modeling, laboratory studies and preclinical studies which led to the development of prototype microwave system that is now in clinical trials for hair removal, and will soon be in clinical trials for spider veins. Initial development work began as early as September 1995, through Microwave Acquisition Corp., owned 100% by Dynamic. P&H Laboratories has supported the technical development of MMC's prototype system.

ENVIRONMENTAL COMPLIANCE

     MMC must be in compliance with the FCC regulations on Part 18, Title 47 and with the European standard EN 55011. MMC has performed internal field strength measurements to demonstrate compliance with FCC regulations. MMC will furthermore contract with an environmental consulting group to confirm environmental compliance.

EMPLOYEES

     Microwave Medical Corporation employs four individuals, including its President and a Chief Scientist, as well as an electrical/microwave engineer and a microwave technician.

PROPERTIES

     MMC does not own any physical property. MMC leases a space within P&H Laboratories, located at 4496 Runway Street, Simi Valley, CA 93063.

LEGAL PROCEEDINGS

     There are no pending legal proceedings relating to the Technologies
Division.

TRANSACTIONS AND AGREEMENTS BETWEEN THE COMPANY AND DYNAMIC

     In connection with the Distribution, the Company and Dynamic will enter into the Contribution Agreement for the purpose of giving effect to the Distribution and defining their ongoing relationships. This agreement was negotiated while the Company was wholly-owned by Dynamic and therefore will not be the result of arms-length negotiations between independent parties, although the Company believes the various terms to be comparable to what could be achieved through arms-length negotiations. Certain provisions contained in this agreement relating to a change in control, merger or acquisition of the Company may have the effect of discouraging third parties from making proposals involving an acquisition or change in control prior to the termination of such agreements.

     Following the Distribution, additional or modified agreements, arrangements and transactions may be entered into among the Company, Dynamic and their respective subsidiaries. Any such future agreements, arrangements and transactions will be determined through arms-length negotiations between the parties in the ordinary course of business. The Company may also seek alternative arrangements to provide for the financing of the Company via additional sale of equity or debt, a merger or other acquisition arrangement with a third party or the disposal of certain assets of the Company.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     All of the Company's outstanding shares are currently held by Dynamic. The following table sets forth information concerning Shares that are projected to be beneficially owned after the Distribution by each of the directors and each of the executive officers named in the Summary Compensation Table under "Executive Compensation" below and by all persons chosen to be directors and executive officers of the Company as a group. The projections reflect the Distribution Ratio and are based upon: the number of shares of Dynamic common stock owned by such persons as of February 25, 1998, and the number of options to acquire Dynamic common stock held as of such date which are exercisable within 60 days thereof.

Class            Name and Address         Number of           Projected
                 of Beneficial Owner      Shares to be        Percent
                                          Beneficially Owned  of Class
--------------------------------------------------------------------------------
Class A Common   Cede & Co.               7,828,966           55.%
                 P.O. Box 222
                 Bowling Green Station
                 New York, NY  10274 - 0000

Class A Common   Vickie T. Lucky          2,370,000           16.7%
                 1613 Jimmie Davis Hwy.
                 Suite #1&2
                 Bossier City, LA  71112

Class A Common   Jan Wallace              500,000             3.5%
                 (President & Director)
                 6929 East Cheney
                 Paradise Valley, AZ 85253

Class A Common   William Means, Jr.       30,000              0.2%
                 (Director)
                 1613 Jimmie Davis Hwy.
                 Suite #1&2
                 Bossier City, LA  71112

The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3, as required for purposes of this Information Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.

                   MANAGEMENT OF THE COMPANY

DIRECTORS

     The following table sets forth information as to the persons who are expected to serve as directors of the Company following the Distribution. As provided in the Amended and Restated Articles of Incorporation of the Company, the Company's Board of Directors will be divided into three classes effective upon the Distribution. The table also sets forth the names of the directors of each class and their original terms. The Company's initial Board of Directors following the Distribution will be comprised of five directors. The Company's By-Laws provide that any director reaching the age of 70 may continue in such office only until the next annual meeting of shareholders and may not be nominated for an additional term. The following table contains information concerning directors selected as of the date hereof.

MW Medical Directors:

Name                Age
----------------    ----
Jan Wallace         42
Grace Sim           37

Microwave Medical Corporation Directors:

Name                Age
----------------    ----
Rainer Marquart     42
Jan Wallace         42
Grace Sim           37

P&H Laboratories Directors:

Harold Saltzman
Logan Anderson
Jan Wallace

Directors' Compensation

                        Annual               Compensation      All Other
                      Compensation           Award             Compensation
                    Year      Salary($)      Options           ($)
                    ----      ---------      ------------      ------------
MW Medical:
Jan Wallace         1998      -0-            -0-               -0-
Grace Sim           1998      -0-            -0-               -0-

MMC:
Rainer Marquart     1998      $180,000       -0-               -0-
Jan Wallace         1998       -0-           -0-               -0-
Grace Sim           1998       -0-           -0-               -0-

P&H Laboratories Inc.:
Harold Saltzman     1998      ???
Logan Anderson      1998       -0-           -0-               -0-
Jan Wallace         1998       -0-           -0-               -0-


EXECUTIVE OFFICERS

     Listed below is certain information concerning the Company's executive officers. Pursuant to the Company's By-Laws, each officer is appointed by the Board of Directors and holds office until his or her resignation, death or removal, or until the Board appoints a different person to the office.

MW Medical Officers:

Name                 Age     Title
----------------     ---     ------------
Jan Wallace          42      President
Grace Sim            37      Secretary/Treasurer

Microwave Medical Corporation Officers:

Name                 Age     Title
-----------------    ---     -------------
Rainer Marquart      42      President
Grace Sim            37      Secretary/Treasurer
Robert Spertell              Chief Operating Officer

P&H Laboratories Directors:

Name                 Title
-----------------    --------------
Harold Saltzman      President

Officers' Biographies:

Jan Wallace has been employed by Dynamic since April 1995, when she was elected to the Board of Directors and accepted the position of Chief Operating Officer. Ms. Wallace was previously Vice President of Active Systems, Inc. a Canadian Company specializing in SGML Software an ISO standard in Ottawa, Ontario. Prior to that she was President and Owner of Mailhouse Plus, Ltd., an office equipment distribution company which was sold to Ascom Corporation. She has also been in management with Pitney Bowes-Canada and Bell Canada where she received its highest award in Sales and Marketing. Ms. Wallace was educated at Queens University in Kingston, Ontario and

Carleton University, Ottawa, Ontario in Political Science with a minor in Economics. Ms. Wallace is also an officer and director of Claire Technologies, Inc.

Grace Sim has been Secretary/Treasurer of Dynamic Associates, Inc. since October 10, 1997. Ms. Sim joined Dynamic is January 1997. Prior to joining Dynamic, Ms. Sim owned an accounting consulting company in Ottawa, Ontario, Canada. Ms. Sim received her Bachelor of Mathematics with honors from the University of Waterloo in Waterloo, Ontario. Ms. Sim is also an Officer in Claire Technologies, Inc., a company which file annual reports pursuant to the Securities Exchange Act of 1934.

Dr. Rainer Marquart is a director of Dynamic Associates, Inc. and President of Microwave Medical Corporation. Dr. Marquart has been employed by the Company since October 1997. Dr. Marquart was previously Member of the Board of the second biggest PC Retail company in Europe and was responsible for $600 million in sales. Prior to that, he ran a consulting company with offices in Munich, Zurich and Vienna. This company specialized in reorganization of medium-sized companies and start up management. Dr. Marquart was also a manager with the Boston Consulting Group for 4 years. Dr. Marquart obtained a Ph.D. in Chemical Engineering from the Technical University in Darmstadt, Germany.

Dr. Robert Spertell is the Chief Scientist and C.O.O. of MMC.  Dr.
Spertell received a Ph.D. in Chemical Engineering from Princeton University, and a M.D. from the University of California, San Diego. He was in private practice in neurology before taking a position as Vice President and Medical Director of a medical device company in Silicon Valley. Dr. Spertell has consulted in the areas of microwave hyperthermia, stroke therapies, medical software, and business and strategic planning for various medical device companies before joining MMC.

Harold Saltzman is founder and President of P&H Laboratories, which designs, develops and manufactures microwave components. A life member of IEEE, Mr. Saltzman has a Bachelor of Science in Engineering from University of Oklahoma and a Masters in Electrical Engineering from University of Southern California. He has 48 years' experience in the field of microwave electronics, with a speciality in customized microwave ferrite devices, and holds numerous patents. Mr. Saltzman was the vice-president of engineering at E&M Laboratories prior to founding P&H Laboratories.

                     EXECUTIVE COMPENSATION

HISTORICAL COMPENSATION

Summary Compensation Table

     The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and each of the Company's three other most highly compensated executive officers for services rendered to Dynamic during Dynamic's fiscal 1996. During this period, the named individuals were compensated in accordance with Dynamics' plan and policies. Only information with respect to the last completed fiscal year is being provided. All references in the following table to securities relate to awards of stock options of Dynamic. No stock appreciation rights ('SARs') were awarded.


                    ANNUAL COMPENSATION TABLE

                                            Long Term
                         Annual             Compensation   All Other
                         Compensation       Award          Compensation
                    Year      Salary($)     Options        ($)
                    ----      ---------     ------------   ------------
Jan Wallace         1996      120,000       150,000        ---
 President, Chief   1995       25,000       --             400(1)
 Executive Officer  1994       --           --             --

 Logan Anderson     1996      120,000       405,000        --
 Secretary,         1995        4,000       --             400(2)
 Treasurer          1994      --            --             --

(1) For services rendered to the Company, Ms. Wallace received 400,000 shares of Common Stock valued at $.001 per share.

     The following table sets forth certain information regarding stock option grants made to each of the Executive Officers named in the Summary Compensation Table during the fiscal year ended December 31, 1996.

               OPTION GRANTS IN LAST FISCAL YEAR

                                    % of Total
                                    Options
                                    Granted to    Exercise or
                    Options         Employees in  Base Price     Expiration
Name                Granted         Fiscal Year   ($/sh)         Date
-----------         -------         ------------  -----------    ----------
Jan Wallace         150,000         7.50%         $1.00          4/9/99
                    150,000         7.50%         $1.00          4/9/99
                    255,000         12.75%        $1.00          10/4/99


                DESCRIPTION OF COMPANY CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

     Under the Company's Articles of Incorporation, which are attached as Appendix B to this Information Statement, the total number of shares of all classes of stock that the Company shall have authority to issue is 100,000,000, par value $.001 per share, all of which shall be Company Common Stock. As of the date hereof, no shares of Company Common Stock are issued and outstanding.

     Based on the number of shares of Dynamic common stock outstanding on February 25, 1998 and the Distribution Ratio, it is expected that approximately 14,223,929 shares of Company Common Stock (with associated Rights) will be issued to shareholders of Dynamic in the Distribution. The Shares to be distributed will constitute all of the outstanding Company Common Stock (with associated Rights) immediately after the Distribution. All of the Shares to be distributed to Dynamic shareholders in the Distribution will be fully paid and non-assessable except as provided under applicable Nevada statutory law.

COMMON STOCK

     Holders of Company Common Stock are entitled to one vote for each share on all matters voted on by shareholders. Holders of Company Common Stock do not have cumulative voting rights in the election of directors. The first annual meeting of shareholders is expected to be held during within 12 months of the Distribution Date.

     Holders of Company Common Stock do not have preemptive rights, or any subscription, redemption or conversion privileges. Holders of Company Common Stock are entitled to participate ratably in dividends on the Company Common Stock as declared by the Board of Directors, and are entitled to share ratably in all assets available for distribution to shareholders in the event of liquidation or dissolution of the Company. See "The Distribution -- Dividend Policy" for information concerning dividend restrictions.

TRANSFER AGENT

     National Stock Transfer, 3098 South Highland Drive, Suite 485, Salt Lake City, Utah 84106 will be the transfer agent for the Shares immediately following the Distribution.

PURPOSES AND EFFECTS OF CERTAIN PROVISIONS OF THE COMPANY'S ARTICLES OF INCORPORATION, BY-LAWS AND NEVADA STATUTORY LAW

GENERAL

     The provisions of the Articles of Incorporation, the Company's By-Laws and Nevada statutory law described in this section may delay or make more difficult acquisitions or changes of control of the Company not approved by the Company's Board of Directors. Such provisions have been implemented to enable the Company, particularly (but not exclusively) in the initial years of its existence as an independent company, to develop its business in a manner which will foster its long-term growth without disruption caused by the threat of a takeover not deemed by its Board of Directors to be in the best interests of the Company and its shareholders. Such provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of the Company, although such proposals, if made, might be considered desirable by a majority of the Company's shareholders. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of the current management of the Company without the concurrence of the Board of Directors.

NUMBER OF DIRECTORS; REMOVAL; VACANCIES

     The Bylaws provide that the number of directors shall be determined from time to time exclusively by vote of a majority of the Company's Board of Directors then in office, provided that in no case shall the authorized number of directors be less than one (1) or more than seven (7). The Bylaws also provide that the Company's Board shall have the exclusive right to fill vacancies in the Board of Directors, including vacancies created by expansion of the Board, and that any director elected to fill a vacancy shall serve until the next election of the class for which such director shall have been chosen. These provisions, could prevent shareholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

SHAREHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

     The By-Laws provide that special meetings of shareholders may be called by the Company's Chairman of the Board, the President or a majority of the Board of Directors, and shall be called, if and as required by the Nevada Revised Statutes ('NRS'), upon written demand by holders of shares with at least ten percent of the votes entitled to be cast at such a meeting.

ADVANCE NOTICE FOR RAISING OR MAKING NOMINATIONS AT ANNUAL
MEETINGS

     The Company's By-Laws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders of the Company and for nominations by shareholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected.

     The chairman of the meeting shall refuse to acknowledge the nomination of any person or the consideration of any business not made in compliance with the procedures of the Company.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

     The NRS provides authority to the Company to amend its articles of incorporation at any time to add or change a provision that is required or permitted to be included in the articles of incorporation or to delete a provision that is not included in the articles of incorporation. The Company's Board of Directors may propose one or more amendments to its articles of incorporation for submission to shareholders and may condition its submission of the proposed amendment on any basis if the Board of Directors notifies each shareholder, whether or not entitled to vote, of the shareholders meeting at which the proposed amendment shall be voted upon. The meeting notice shall state that the purpose, or one of the purposes, of the meeting is to consider and to act upon a proposed amendment to the articles of incorporation. Any such notice shall contain or be accompanied by a copy or summary of the amendment.

AMENDMENTS TO BY-LAWS

     The By-Laws provide that the holders of at least a majority of all shares of Company Common Stock then outstanding and entitled to vote thereon shall have the power to adopt, amend, alter, change or repeal the Company's By-Laws. The By-Laws further provide that the Company's Board of Directors may amend or repeal existing By-Laws and adopt new By-Laws by the vote of at least a majority of the directors present at a meeting at which a quorum is present, provided that: (i) no By-Law adopted by shareholders shall be amended, repealed or readopted by the Board of Directors if the By-Law so adopted so provides; and
(ii) a By-Law adopted or amended by the shareholders that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors than otherwise provided in the NRS may not be amended or repealed by the Board of Directors unless the By-Law expressly provides that it may be amended or repealed by a specified vote of the Board of Directors. Action by the Board of Directors to adopt or amend a By-Law that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect, unless a different voting requirement is specified as provided by the preceding sentence. A By-Law that fixes a greater or lower quorum requirement or a greater voting requirement for shareholders or voting groups of shareholders than otherwise is provided in the NRS may not be adopted, amended or repealed by the Board of Directors.

ADDITIONAL COMMON STOCK

     Under the Company's Articles of Incorporation, the Board of Directors of the Company has the authority to issue additional Company Common Stock. The Company believes that the Board's ability to issue additional Company Common Stock could facilitate certain financings and acquisitions and provide a means for meeting other corporate needs that might arise. The authorized but unissued shares of Company Common Stock will be available for issuance without further action by the Company's shareholders, unless shareholder action is required by applicable law or the rules of any stock exchange or system on which the Company Common Stock may then be listed. The Board's ability to issue additional Company Common Stock could, under certain circumstances, either impede or facilitate the completion of a merger, tender offer or other takeover attempt.


LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE
COMPANY

LIMITATION ON LIABILITY OF DIRECTORS

     Under the NRS, director immunity from liability to a corporation or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a corporation's articles of incorporation (which is not the case with the Company's Articles of Incorporation). Excepted from that immunity are: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest; (ii) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful); (iii) a transaction from which the director derived an improper personal profit; and (iv) willful misconduct.

INDEMNIFICATION AND INSURANCE

     The Bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director, Officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgements, fines, and amounts paid in settlement actually and reasonably incurred by a director in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of this corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Company also indemnifies any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this corporation to procure a judgment in its favor by reason of the fact that that person is or was a Director, Officer, employee, or agent of the Company, or is or was serving at the request of the Company as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of this corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     To the extent that a Director, Officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     Any indemnification shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b) above. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who where not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the board of directors in the manner provided above under receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company as authorized in the Bylaws.

     The indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                     AVAILABLE INFORMATION

     The Company intends to furnish holders of Shares with annual reports containing consolidated financial statements (beginning with the year ending December 31, 1998) audited by independent accountants.